As filed with the Securities and Exchange Commission on May ___, 2001


                                                      Registration No.__________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ON THE GO HEALTHCARE, INC.
                 (Name of small business issuer in its charter)

         Delaware                      5090                     98-0231687
(State of other jurisdiction  Primary Standard Industrial     (IRS Employer
    of incorporation)        Classification Code Number)  Identification Number)

                          85 Corstate Avenue, Unit #1
                                Concord, Ontario
                                 Canada L4K 4Y2
                                 (905) 760-2987
         (Address and telephone number of principal executive offices)

         85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K 4Y2
(Address of principal place of business or intended principal place of business)

                             Stuart Turk, President
                          85 Corstate Avenue, Unit #1
                                Concord, Ontario
                                 Canada L4K 4Y2
                                 (905) 760-2987
           (Name, address and telephone number of agent for service)

                          Copies of communications to:
                             Shustak Jalil & Heller
                               545 Madison Avenue
                              New York, N.Y. 10022
                               T: (212) 688-5900
                               F: (212) 688-6151

        Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the offering. [ ]

        If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                        CALCULATION OF REGISTRATION FEE

=============================================================================
Title of each   Amount to be  Proposed maximum  Proposed        Amount of
class of        registered    offering price    maximum         registration
securities                    per security(1)   aggregate       fee
to be                                           offering price
registered
-----------------------------------------------------------------------------

Common stock,
par value
$.0001 per        2,141,500        $0.25           $535,375        $133.84
share, to
be sold by
us
-----------------------------------------------------------------------------
Common stock,
to be sold by
certain selling   5,658,500        $0.25         $1,414,625        $353.65
stockholders
-----------------------------------------------------------------------------
Totals.........   7,800,000                      $1,950,000        $487.49
-----------------------------------------------------------------------------
=============================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                      Subject to completion,  May __, 2001


                                                         INITIAL PUBLIC OFFERING
                                                                      PROSPECTUS

                           ON THE GO HEALTHCARE, INC.

             2,141,500 Shares of Common Stock to be Offered by Us 5,658,500 Shares of Common Stock to be Offered by Selling Stockholders
                                $0.25 Per Share

We are offering these shares through our officers and directors without the use of a professional underwriter. We will not pay commissions on stock sales.
This offering will expire on ________, 2001.

This is our initial public offering, and no public market currently exists for our shares. Management determined the offering price of the common stock to be registered by this prospectus. The offering price may not reflect the market price of our shares after the offering. We are applying for listing of the shares of common stock on the NASDAQ OTC Bulletin Board, under the proposed symbol of "OTG".
                              ____________________

        This investment involves a high degree of risk. You should purchase securities only if you can afford a complete loss. See "Risk Factors" beginning on page 6.
                              ____________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

=============================================================================
           Price to     Underwriting    Proceeds to   Proceeds to
           Public       Discounts and   Company (1)   Selling Stockholders
                        Commissions                   (1)(2)

Per Share  $     0.25   $0.00           $   0.25      $     0.25
Total      $1,950,000   $0.00           $535,375      $1,414,625
=============================================================================

(1) Does not include offering costs, including printing, filing, legal, accounting and transfer agent fees estimated at $25,000.
(2) Proceeds to be obtained by Selling Stockholders shall not inure to our benefit.

                The date of this Prospectus is May _______, 2001

                               TABLE OF CONTENTS

PROSPECTUS SUMMARY..........................................................3
     On The Go Healthcare, Inc..............................................3
     The Offering...........................................................3
     Summary Financial Information..........................................4
RISK FACTORS................................................................6
     Risks Related to Our Business..........................................6
USE OF PROCEEDS.............................................................8
DILUTION....................................................................9
CAPITALIZATION.............................................................11
DIVIDEND POLICY............................................................11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS...................................11
DESCRIPTION OF BUSINESS....................................................14
MANAGEMENT.................................................................18
EXECUTIVE COMPENSATION.....................................................20
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................21
REPORTS TO SECURITYHOLDERS.................................................21
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............21
SELLING STOCKHOLDERS.......................................................22
DESCRIPTION OF SECURITIES..................................................23
SHARES ELIGIBLE FOR FUTURE SALE............................................23
PLAN OF DISTRIBUTION.......................................................24
LEGAL PROCEEDINGS..........................................................24
LEGAL MATTERS..............................................................24
EXPERTS....................................................................24
FINANCIAL STATEMENTS......................................................F-1

        No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such offer or solicitation would be unlawful. The delivery of this prospectus shall not under any circumstances create any implication that there has not been any change in our affairs since the date hereof; however, any changes that may have occurred are not material to an investment decision. In the event there have been any material changes in our affairs, a post-effective amendment will be filed. We reserve the right to reject any order, in whole or in part, for the purchase of any of the shares offered.

Until ____________, 2001, all dealers effecting transactions in the shares, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

        You should read the following summary together with the more detailed information about us and our financial statements and the notes to those statements included elsewhere in this prospectus.

                           On The Go Healthcare, Inc.

        We were incorporated in the State of Delaware on July 21, 2000. International Mount Company Limited, which was incorporated under the laws of Canada in August 1993, is our wholly-owned subsidiary. We acquired International Mount on July 21, 2000, through the issuance to its shareholders of 16,000,000 shares of our common stock, in exchange for all of the issued and outstanding shares of International Mounts common stock, pursuant to a Share Exchange Agreement. We conduct business directly and through our subsidiary.

        Through our subsidiary, we are a manufacturer of healthcare products targeting the home healthcare, medical, rehabilitation and long-term care markets worldwide. We manufacture, market and distribute a range of products under our own brand names throughout the world. We maintain manufacturing and distribution facilities in Canada. We continuously seek to expand our product lines by increasing our investment in product development, relevant acquisitions, and through the forming of strategic alliances with other companies. Our primary marketing strategy is directed towards hospitals, nursing homes, physicians, home healthcare and rehabilitation re-distributors, as well as both wholesalers and retailers of healthcare products, including drug stores, catalog companies, pharmacies, home-shopping related businesses, and certain governmental agencies.

        Our strategic objective is to be a leading provider of medical products to the rapidly growing home healthcare, medical/surgical, rehabilitation and long-term care markets through the offering of a focused product line.

        Our principal executive offices are located at 85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K 4Y2. Our telephone number is (905) 760-2987.

                                  The Offering

Common stock offered by us......................................2,141,500 shares

Common stock offered selling stockholders.......................5,658,500 shares

Common Stock outstanding
Before the offering............................................17,858,500 shares
After the offering.............................................20,000,000 shares

Use of proceeds...................We will use the net proceeds to us to increase sales and marketing, for general working capital purposes, inventory and raw materials, machinery and new product testing and capital expenditures.

Proposed NASDAQ OTC Bulletin Board Symbol............................OTG, OTGI

                   Summary Consolidated Financial Information

        The following summary financial information has been derived from our financial statements and should be read in conjunction with the financial statements and the related notes thereto appearing elsewhere in this prospectus.


Consolidated Statement of Operations Data:

                                             Period from
                        Six Months Ended     June 1, 2000          Year
                           January 31,       to July 31,        Ended May 31,
                      ---------------------               ----------------------
                        2001        2000         2000         2000        1999
                      ----------------------------------------------------------
                     (Unaudited) (Unaudited)

Sales                 $    2,983  $   64,635              $  107,890  $    4,614
Cost of sales                363      27,147                  45,826
                      ----------------------------------------------------------
Gross profit               2,620      37,488                  62,064       4,614
Selling, general
and administrative
expenses                  64,596      16,586  $    2,463      47,584      31,229
                      ----------------------------------------------------------
(Loss) income from
operations               (61,976)     20,902      (2,463)     14,480    (26,615)
                      ----------------------------------------------------------
Other (expense)
income:
  Foreign currency
  exchange                (6,961)                                 17         167
  Management fees                                                         36,613
                      ----------------------------------------------------------
Total other
(expense)income           (6,961)                                 17      36,780
                      ----------------------------------------------------------
Net (loss) income
before income taxes      (68,937)     20,902      (2,463)     14,497      10,165
Income tax expense                     3,072                   3,060       2,273
                      ----------------------------------------------------------
Net (loss) income     $  (68,937)  $  17,830  $   (2,463)     11,437  $    7,892
                      ==========================================================
Net (loss) income
per common share           $(.00)       $.00       $(.00)       $.00        $.00
                      ==========================================================
Weighted average
number of common
shares outstanding    16,301,177  16,000,000  16,000,000  16,000,000  16,000,000
                      ==========================================================

Consolidated Balance Sheet Data:

                                                      January 31,       July 31,
                                                         2001             2000
                                                    ----------------------------
                                                       (Unaudited)
Assets
Current assets:
        Cash and cash equivalents                      $   188,968
        Inventory                                            7,032
        Prepaid expenses and other current assets            2,360    $     534
                                                       ------------------------
Total current assets                                       198,360          534
                                                       ------------------------

Property and equipment, net of accumulated depreciation     45,790       30,287
                                                       ------------------------

Other assets:
        Deferred offering costs                             42,126
        Capitalized web site development costs              17,799
                                                       ------------------------
Total other assets                                          59,925
                                                       ------------------------
                                                       $   304,075    $  30,821
                                                       ========================

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
        Accounts payable                               $    32,310
        Accrued expenses, including related party of
           $10,830 at July 31, 2000                          1,224    $  12,068
        Current portion of notes payable to related party   13,201
        Income taxes payable                                 4,136        4,450
                                                       ------------------------
Total current liabilities                                   50,871       16,518
                                                       ------------------------

Notes payable to related parties, net of current portion    45,000       60,568
                                                       ------------------------

Stockholders' equity (deficit):
        Common stock; $.0001 par value; 50,000,000 shares
          authorized; 17,337,500 and 16,000,000 shares
          issued and outstanding at January 31, 2001 and
          July 31, 2000, respectively                        1,734        1,600
        Additional paid-in capital                         322,323
        Accumulated other comprehensive income (loss)          610         (339)
        Accumulated deficit                               (116,463)     (47,526)
                                                        ------------------------
Total stockholders' equity (deficit)                       208,204      (46,265)
                                                        ------------------------
                                                        $  304,075    $  30,821
                                                        ========================

                                  RISK FACTORS

You should carefully consider the risks described below before making any investment decision. If any of the following or any other unforeseen risks actually occur, our business, financial condition and results of operations will likely suffer. In that event, the trading price of our securities could decline and you may lose all or part of your investment.

                         Risks Related to Our Business

Limited Operating History

        Since our inception, we have engaged in limited business activities, through our subsidiary, manufacturing healthcare products. The manufacture of our products may require further capital investments, development and regulatory approvals. We may be faced with problems, delays, expenses and difficulties which are typically encountered by companies in an early stage of development, many of which may be beyond our control. These include, but are not limited to, undercapitalization, unanticipated problems and costs related to development, regulatory compliance, production, marketing, economic and political factors and competition. There can be no assurance that we will be able to develop, provide at reasonable cost, or market successfully, any of our products. There can be no assurance that we will achieve profitability in the future, if at all. If we fail to achieve profitability, our growth strategies could be materially adversely affected.

We could suffer irreparable harm in achieving our business objectives and financial goals. We are dependent upon the services of Stuart Turk, our president, to continue to lead the company through its next growth stage.

        Stuart Turk founded On The Go with the intent of capitalizing on the growing market opportunity for healthcare products. He leveraged his research and development skills and manufacturing capabilities to begin the company. He has invested the necessary start-up costs to date from his personal finances. Stuart Turk founded On The Go with the intent of capitalizing on the growing market opportunity for healthcare products. He leveraged his research and development skills and manufacturing capabilities to begin the company. He has invested the necessary start-up costs to date from his personal finances.

        Mr. Turk is critical to our expansion to the next level of growth. Our success depends, in large part, upon Mr. Turk's continued availability and our ability to attract and retain highly qualified technical and management personnel. If we were to lose the benefit of his services, we could suffer irreparable harm in achieving our business objectives and financial goals. The loss of key personnel or the failure to recruit necessary additional personnel might impede the achievement of our objectives. There can be no assurance that we will be successful in hiring or retaining qualified personnel on acceptable terms, given the competition among numerous companies for such personnel. We presently have no employment agreements with any of our key personnel.

We are dependent upon independent third parties to fulfill our commitments.

        The success of our products and services is dependent upon the performance and cooperation of independent suppliers and vendors whose services are and will be a material part of our services. We do not have, nor will we have, any direct control over these third parties. The failure of any third party supplier or vendor to us to comply with the terms and conditions of its supply or service agreement could adversely affect our performance.

We are subject to extensive government regulation that could limit the market for our product or have a negative impact on our operating results.

The healthcare industry is affected by extensive government regulation at the Federal, provincial and state levels. In addition, through the Ontario Health Insurance Plan ("OHIP"), Medicare, Medicaid and other programs the Federal, provincial and state governments are responsible for the payment of a substantial portion of the Canadian and United States healthcare expenditures. Changes in regulations and healthcare policy occur frequently and may impact the current results of the growth potential for and the profitability of our products in each market. Although we are not a direct provider under OHIP, Medicare and Medicaid, many of our customers are providers under these programs and depend upon such governmental agency's reimbursements for a portion of their revenue. Changes in regulations may adversely impact our revenues and collections indirectly by reducing the reimbursement rate our customers receive and consequently placing downward pressure on prices charged for our products.

If this offering is not successful we will not be able to develop our sales and marketing efforts and may not achieve our business goals.

        The market for our products is highly competitive and rapidly changing. We developed a marketing plan but there can be no assurance that our marketing efforts will continue to be successful or that any products can be sold at a price and volume that will enable us to recover our invested capital. In order to expand, we are materially dependent on the need to hire additional marketing and sales staff. Because of potential industry changes, our products and promotions must continue to evolve; there can be no assurance that the products and promotions can continue to timely evolve to meet changes in the industry.

There is no minimum offering and we will have immediate access to the proceeds of this offering.

        There is no minimum amount of proceeds required to be subscribed for by investors before we can close this offering and commence utilizing the proceeds. We intend to immediately use the proceeds received pursuant to this offering as they are received.

We may be ineffective in managing a growing business.

We expect to significantly expand our business, in part with the proceeds of this offering. That expansion will place further demands on our existing management and operations. Our future growth and profitability will depend, in part, on our ability to successfully manage a growing staff and implement management and operations systems that react efficiently and appropriately to short-and long-term trends or changes in its business as a result of expansion. There can be no assurance that we will be able to effectively manage the expansion of our operations.

        We may lack sufficient production capacity to satisfy demand in a timely fashion, which could have a material adverse effect on our business, results of operations and financial condition. In addition, the failure to obtain needed personnel and resources when and as needed could result in delays or in interruptions in customer service and support and could have a material adverse effect on our business and financial position.

We may be affected by unexpected Year 2000 technology problems.

        Our computers, software and other equipment were not affected by the passage into the Year 2000. However, there could be latent year 2000 problems that arise. We do not anticipate that the cost to cure any problems, if any, would be material to our financial position, but there can be no assurance to this effect. Further, we cannot guarantee that our service and content providers resolved any latent Year 2000 problems with their systems. Any failure of these third parties to resolve Year 2000 problems with their systems could have a material adverse effect on our business, financial condition or operating results.

We have no assurance of trading price or volatility once our shares begin trading.

Following this offering, the market price for our common stock may be volatile depending on various factors, including the general economy, stock market conditions, announcements by us or our competitors, fluctuations in our operating results or for undeterminable reasons. There can be no assurance that an active trading market will develop after the offering or, if developed, that it will be sustained.

Shares Eligible for Future Sale

                Upon completion of this offering, we will have 20,000,000 shares of common stock outstanding. Of these shares, 7,800,000 will be freely tradeable without restriction under the Securities Act. The remaining 12,200,000 shares held by existing shareholders will be restricted securities as defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered under the Securities Act or qualified for an exemption from registration under Rule 144, promulgated under the Securities Act.

                In general, under Rule 144, a person who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell defined limited amounts within any three month period. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and to the availability of certain public information about us. Therefore, in accordance with Rule 144, a certain number of these restricted securities may be presently eligible for sale to the public, notwithstanding the fact that they have not been registered under the Securities Act.

We do not anticipate declaring dividends for the foreseeable future.

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available therefor and other factors. Investors who anticipate a need for immediate income from their investment should not purchase the securities offered in this prospectus.

We arbitrarily set the offering price of the common stock in this offering.

        We arbitrarily set the offering price of the shares in this offering. The price bears no relation to our book value, net worth, assets or any other financial criteria. In no event should the offering price be regarded as an indicator of any future market price of our securities.

You will have no control over our policies and affairs.

        Upon completion of the offering, our original shareholders will own at a minimum 80% of our outstanding common stock. The original shareholders will continue to control our policies and affairs and all corporate actions requiring shareholder approval, including election of directors.

We may be subject to certain regulations concerning disclosures if our shares are deemed "penny stock."

        We are not listed on any stock exchange at this time. We plan to make an application to the NASD to become listed on the NASDAQ OTC Bulletin Board. Our stock may be deemed to be a "penny stock," which are subject to various regulations involving certain disclosures to be give to your prior to the purchase of any penny stock. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the entire loss of your investment. Penny stocks are low priced securities that do not have a very high trading volume. Because of this, the price is likely to be volatile and you may not be able to buy or sell the stock when you want.

                                USE OF PROCEEDS

We will have net proceeds from the sale of the 2,141,500 shares of common stock offered by us hereby at the assumed initial public offering price of $0.25 per share are estimated to be $510,375 after deducting our legal, accounting and transfer agent expenses, and filing fees, which are estimated to be $25,000.

                                                                      Proceeds
                                                                      --------
Gross proceeds                                                        $535,375
Estimated accounting, legal and associated expenses of Offering       $ 25,000
                                                                      --------
Net Proceeds                                                          $510,375
                                                                      ========

                                                         Priority     Proceeds
                                                         --------     --------
Sales and marketing                                           1st     $170,375
Working capital and general corporate expenses                2nd     $ 75,000
Inventory and raw materials                                   3rd     $ 25,000
Machinery, new product development and testing                4th     $175,000
Expansion of internal operations                              5th     $ 25,000
Facilities and capital expenditures                           6th     $ 40,000
                                                                      --------
                                                                      $510,375
                                                                      ========

        Proceeds of $170,375 will be directed towards augmenting sales and marketing expenditures in the areas of radio, television and other advertising media designed to increase public awareness of the potential benefits derived from the use of our health care products. These funds will be targeted towards increasing brand name awareness, expansion of our product offerings, and the development of an international presence.

        We plan to designate $75,000 of net proceeds for use as working capital for general corporate purposes, including salaries, additional personnel. A portion of the net proceeds may also be used to forge strategic alliances and joint ventures or to consummate related acquisitions.

        We manufacture on a just-in-time basis there are certain components of the manufacturing process that are customized on our behalf by our suppliers in support of our specialized market applications. Proceeds of $25,000 will be allocated for this purpose. Higher inventories of these specialized components will be required as our manufacturing capabilities are increased.

        We intend to direct $175,000 of the net offering proceeds towards the development of tooling, molds, dies, and machinery for new products, within 8 to12 months after we receive the proceeds of this offering. The net proceeds, as allocated to the development of this tooling, will be accompanied by a formal product development process. Formal documentation of this process will be addressed at each stage of the requirement, design and implementation phases.

        $25,000 of our net proceeds will be utilized for the expansion of internal corporate operations, including augmentation of the computer network, acquisition of additional capital equipment for our corporate head office facilities, support software and web site development expenses.

        Funds of $40,000 will be allocated for facility and other capital expenditures and will be used to expand our head office. Expenses will relate primarily to construction costs for the outfitting of additional offices and the cost of incremental operational support equipment, which will build the infrastructure required for rapid growth.

        Proceeds of the offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

        We believe that the proceeds of this offering, together with cash flow from operations (if any), will be sufficient to fund our operations, during the 12 to 18 month period following the date of this prospectus. The above allocations of the net proceeds represent our best estimate of the use of proceeds of the proposed offering, based upon the current status of our operations, our current plans and current economic conditions. We have no plans to raise funds from any other sources at this time to achieve the purposes stated above. We may choose to modify the percentage allocation of the net proceeds among the categories listed above should circumstances so dictate. We also, given the right opportunity, may choose to acquire or invest in complementary businesses, products or technologies. At present, we are not party to any understandings, commitments or agreements with respect to any acquisition or investment. If in the future we require tooling, molds, dies, and machinery we will determine whether we can profit from the acquired property otherwise whenever possible we will outsource the necessary property as long as it does not effect our ability to remain competitive in the market place.

                                    DILUTION

        The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of shares of common stock outstanding.

        As of January 31, 2001, our net tangible book value was $338,454 or $0.02 per share of common stock, (this includes 521,000 shares of common stock at $0.25 per share upon completion of a private placement offering.) After giving effect to the sale of 2,141,500 shares of common stock offering through this prospectus, at an initial public offering price of $0.25 and after deducting estimated expenses of the offering, our adjusted pro forma net tangible book value as of January 31, 2001, would have been 806,703 or $0.04 per share. This represents an immediate increase in net tangible book value of $0.02 per share to existing shareholders and an immediate dilution of $0.21 per share to investors in this offering. The following table illustrates this per share dilution:

                                 Dilution Table

Number of Shares     Money Received For           Net Tangible Book Value
Before Offering      Shares Before Offering,      Per Share Before Offering
                     Net of Offering Costs

  17,858,500               $454,307                       $0.02
-----------------------------------------------------------------------------
Total Number of      Total Amount Of Money
Shares After         Received For Shares,
Offering             Net of Offering Costs

  20,000,000               $922,556
-----------------------------------------------------------------------------
Pro-Forma Net        Net Tangible Book            Pro-Forma Increase Per
Tangible Book        Value Per Share              Share Attributed To
Value Per Share      Before Offering              Shares Offered Hereby
After Offering

    $0.04                    $0.02                        $0.02
-----------------------------------------------------------------------------
Public Offering      Pro-Forma Net                Pro-Forma Dilution to
Price Per Share      Tangible Book Value          Public After Offering
                     Per Share                    (Your Dilution)

    $0.25                    $0.04                       ($0.21)
-----------------------------------------------------------------------------

                                 CAPITALIZATION

        The following table sets forth our capitalization as of January 31, 2001. The pro forma information includes and accounts for the effects of the anticipated results of the completion of the sale of 2,141,500 shares of our common stock at an assumed initial public offering price of $0.25 per share (after deduction of the estimated expenses of the offering), and the 521,000 shares of common stock sold subsequent to January 31, 2001 at $0.25 per share

                                   January 31, 2001  July 31, 2000  Proforma as
                                                                    Adjusted
                                   ----------------  -------------  -----------
                                        (unaudited)
Current liabilities:
        Accounts payable                    $32,310                     $32,310
        Accrued expenses, including
          related party of $10,830
          at July 31, 2000                    1,224       $ 12,068        1,224
        Current portion of notes
          payable to related parties         13,201                      13,201
        Income taxes payable                  4,136          4,450        4,136
                                             ----------------------------------
Total current liabilities                    50,871         16,518       50,871
                                             ----------------------------------
Notes payable to related parties             45,000         60,568       45,000
                                             ----------------------------------
Stockholders' equity (deficit):
  Common stock; $.0001 par value;
    50,000,000 shares authorized;
    17,337,500 and 16,000,000 and
    20,000,000 shares issued and
    outstanding at January 31, 2001
    and July 31, 2000 and pro forma,
    respectively                              1,734          1,600        2,000
  Additional paid-in capital                322,323                     920,556
  Accumulated other comprehensive
    income (loss)                               610           (339)         610
  Accumulated deficit                      (116,463)       (47,526)    (116,463)
                                            -----------------------------------
Total stockholders' equity (deficit)        208,204        (46,265)     806,703
                                            -----------------------------------
                                          $ 304,075       $ 30,821     $902,574
                                          =====================================

                                DIVIDEND POLICY

         We have never paid dividends on our common stock. Our board of directors does not anticipate paying cash dividends on our common stock in the foreseeable future. We intend to retain our future earnings, if any, to finance the growth of our business. The payment of future cash dividends on our common stock will depend on such factors as earnings levels, anticipated capital requirements, our operating and financial condition and other factors deemed relevant by our board of directors.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

We have a limited operating history and conduct our operations through our wholly owned subsidiary, International Mount, which manufactures and sells a line of home healthcare products targeting the home healthcare, medical, rehabilitation and long-term care markets worldwide under the brand name Healing Heat Sensation.

        Our consolidated financial statements as at July 31, 2000, reflect the combined results of International Mount and us. International Mount's fiscal year changed from its initial year end of July 31 to a new year end of May 31.

        International Mount began its operations in August 1993. This gave International Mount the ability to initiate its operations in the market niches that we are currently exploiting today in the manufacture and sale of home healthcare products. As a whole, we have successfully used our market niches to obtain investment returns that we believe were and are available.

Results of Operations

Six month period ended January 31, 2001 compared to the six month period ended January 31, 2000

Revenues

        Revenues decreased by approximately 95% from $64,635 for the six months ended January 31, 2000 to $2,983 for the six months ended January 31, 2001. The decrease in net sales is attributable to the changing and developing of our new products and converting and building of our new moulds and dies. We experienced turnaround in income of approximately 487% from net income of $17,830 for the six months ended January 31, 2000 to a net less of ($68,937) for the six months ended January 31, 2001. Among the significant items impacting the 2001 results were increased Selling and General and Administrative Expenses and a loss on foreign currency exchange.

Selling, General and Administrative Expenses

        Expenses increased by approximately 289% from $16,586 for the six months ended January 31, 2000 to $64,596 for the six months ended January 31, 2001. The increase can be attributed to higher professional fees, salaries, and organizational expenses.

Liquidity and Capital Resources

        Current assets totaled $198,360 at January 31, 2001, compared to $534 at January 31, 2000. The increase was attributable to cash proceeds from the sale of common stock. At January 31, 2001, we had $188,968 in cash and short-term deposits compared to no cash and short-term deposits at January 31, 2000.

        Current liabilities of $50,871 at January 31, 2001 increased by $34,353 as compared with $16,518 of current liabilities at January 31, 2000. The increase was attributable to computer software and web site development purchases.

        For the six months ended January 31, 2001, we used $17,293 of cash for investing activities as compared to cash provided by investing activities of $8,792 for the six months ended January 31, 2000. The increase in cash used was due to the acquisition of equipment during the six months ended January 31, 2001.

        For the six months ended January 31, 2001, we had cash provided by financing activities of $279,562, as compared to cash used by financing activities of $56,186 for the six months ended January 31, 2000. The increase in cash provided is due to net proceeds from the sale of 1,337,500 shares of common stock.

Fiscal year ended May 31, 2000  compared to fiscal year ended May 31, 1999

Revenues

        Revenues increased by approximately 2,238% from $4,614 for the fiscal year ended May 31, 1999 to $107,890 for the fiscal year ended May 31, 2000. The increase in net sales is attributable to greater brand name recognition by customers and quality of products as compared to our competitors. We experienced net income increase of approximately 45% from $7,892 for the fiscal year ended May 31, 1999 to $11,437 for the fiscal year ended May 31, 2000. Among the significant items impacting the 2000 results were increased volume purchases at reduced prices and no charitable donations contributed by us.

Selling, General and Administrative Expenses

        Expenses increased by approximately 53% from $31,229 for the fiscal year ended May 31, 1999 to $47,584 for the fiscal year ended May 31, 2000. The largest increase was for printing and brochures which went from $NIL for the 12 months ended May 31, 1999 to $5,692 for the fiscal year ended May 31, 2000. The other large increase was the amortization expense, which increased from $1,129 for the fiscal year ended May 31, 1999 to $5,833 for the fiscal year ended May 31, 2000. The increase can also be attributed to higher professional fees, management salaries and travel expenses undertaken by us.

Liquidity and Capital Resources

        Current assets totaled $2,158 at May 31, 2000, compared to $8,696 at May 31, 1999. The decrease was attributable to repayments on receivables from related parties. At fiscal year end May 31, 2000, we had $1,395 in cash and short-term deposits compared to fiscal year end May 31, 1999 cash and short-term deposits were $196.

        Current liabilities of $16,342 at May 31, 2000 increased by $6,908 as compared with $9,434 of current liabilities at fiscal year end May 31, 1999. The increase was attributable to additional accruals for income taxes and consulting fees.

        For the year ended May 31, 2000, we had cash provided by investing activities of $7,299 as compared to $11,043 of cash provided by investing activities for the year ended May 31, 1999. The decrease is due to fewer advances on loans receivable from related parties.

        For the years ended May 31, 2000, we used $30,961 of cash for financing activities, as compared to $29,727 of cash used for financing activities for the year ended May 31, 1999. The slight increase is due mainly to increased dividend payments on common stock.

        Although no assurances can be given, the primary sources of liquidity for us are funds generated by operations together with the proceeds of a future private placement. Any sales of shares of our common stock will be sufficient to cover our overhead for the next twelve months.

        We were formed on July 21, 2000, at which time we acquired all of the issued and outstanding shares of IM, our Canadian wholly owned subsidiary. We plan to manufacture, market and distribute a range of products under our own brand names throughout the world. We presently maintain 6,500 square feet of manufacturing and distribution facilities in Canada. We are continuously seeking to expand our product lines by increasing investments in research and development, relevant acquisition and through the forming of strategic alliances with synergistic partners. Although no assurance can be given, we expect continued growth in sales and net income and believe we will make a significant contribution to our 2001 operating results while providing cash flow which can be used to expand our product line and distribution channels.

Year 2000 Compliance

        Our computers, software and other equipment were not affected by the passage into the Year 2000. However, there could be latent year 2000 problems which arise. We do not anticipate that the cost to cure any problems, if any, to be material to our financial position, but there can be no assurance to this effect. However, we cannot guarantee that our service and content providers resolved any latent Year 2000 Problems with their systems. Any failure of these third-parties to resolve Year 2000 problems with their systems could have a material adverse effect on our business, financial condition or operating results.

Special Note Regarding Forward Looking Statements

        Some of the statements under "Prospectus Summary," "Risk Factors," "Plan of Operation," "Description of Business," and elsewhere in this prospectus are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ from projected results. The statements relate to future events or our future financial performance that we expect, believe, project, intend or anticipate may occur. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors."

        Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution potential investors not to put undue reliance on forward-looking statements. We are under no duty or obligation to update these forward-looking statements after the date of this prospectus to conform them to actual results.

                            DESCRIPTION OF BUSINESS

Immediately upon our formation on July 21, 2000, we acquired International Mount Company Limited, a private corporation owned and operated by Stuart Turk. We paid $198 and tendered a note for $33,333 payable for the assets of International Mount in exchange for all of the outstanding shares of International Mount. International Mount shareholders received 16,000,000 shares of our common stock in exchange for all the issued and outstanding shares of International Mount's common stock, pursuant to a Share Exchange Agreement. We conduct business directly and through our International Mount subsidiary.

Healing Heat Sensation

Healing Heat Sensation ("HHS") is a registered division of the International Mount. We manufacture, market and distribute a range of healthcare products under the HHS brand name. HHS products are marketed to distributors and other consumers, principally hospitals, nursing homes, physicians, home healthcare and rehabilitation dealers, healthcare product wholesalers and retailers, including drug stores, catalogue companies, pharmacies, home- shopping related businesses and certain governmental agencies.

Products

Product lines marketed by HHS include therapeutic heat pack products for the acute care, long-term care and consumer markets. HHS also sells heat packs through a distribution/dealer network, which includes cart/kiosk retailing programs located in consumer outlets. HHS's principal product, Healing Heat Sensation, is not a new invention. However, prior to 1990 it was sold primarily as a novelty and hand warmer. HHS's approach is to focus primarily on the therapeutic aspects of the products.

Current Product Offerings Include:

*       Large 8"X18" Reusable / Portable Heat Pack
*       Medium 8"X8" Reusable / Portable Heat Pack
*       Small 4"X10" Reusable / Portable Heat Pack
*       Mini 3"X4" Reusable / Portable Heat Pack

How Healing Heat Sensation Packs Work

As the Healing Heat Sensation packs change from a resting to a heat generating state there is an element of visible sensationalism that the product undergoes. Simple flexing of the metal disk contained within the pack starts a crystallization process of the pack contents. The consumer can see this process very vividly as they watch the pack crystallize.

The Healing Heat Sensation pack contains a solution of sodium acetate and water. Sodium acetate is good for super cooling. It freezes at 130 degrees Fahrenheit or 54 degrees Centigrade, but it exists as a liquid at a much lower temperature and is extremely stable. Clicking the disk forces a few molecules to change to a solid state, and the rest of the liquid then rushes to solidify as well. The temperature of the solidifying liquid jumps up to 130 degrees Fahrenheit in the process, while maintaining its flexibility.

When you boil the crystallized pack you melt it back to the liquid state. Every crystal must be completely melted or the liquid will quickly re-solidify. You can repeat this cycle forever theoretically, just as you can freeze and melt water as many times as you like. There are no consumables involved in the
conversion process and therefore, nothing to wear out.   The sealed, plastic
containment pouch is constructed of custom formulated, poly vinyl chloride and when appropriately cared for, can last forever.

Sales and Marketing

Our sales and marketing strategies have been created based on specific target markets. We have established a dedicated sales force composed of two full time salaried sales representatives and independent sales representatives working solely on commission. We are planning an expansion of our telemarketing program to enhance the sales and marketing efforts of our sales forces. We hope to develop an extensive telemarketing program, consisting of telemarketing sales personnel located in Toronto, Ontario, to target approximately 8,000 business customers (i.e., wholesale distribution networks and retail drug chains) throughout North America.

We also plan to establish an international sales force consisting of in-house sales employees, as well as representatives located overseas. In order to expand our presence in the European, South America, and South Africa markets, we will consider opportunities to enter into a multi-year non-exclusive European distribution agreement for a range of our products with an original equipment manufacturer and supplier of medical products throughout Europe.

We market our products using a variety of programs and materials including print advertising, product brochures, cooperative advertising programs and sales promotions to reinforce our ongoing commitment to satisfy the needs of its customers. We will develop a product line videotape, a CD-ROM version of the Company catalog and an interactive Internet web-site.

We developed a three-year sales and marketing plan that will focus on:

(i) increased representation and sales growth through retail locations, wholesale divisions and world- wide Internet distribution;
(ii) positioning ourself as a contender in providing our products to our present market (North America), South America and other emerging markets, at the most economical price;
(iii)   building on our successful relationships with customers and suppliers;
(iv) increasing market penetration through business to business and web based representation of newly sourced products, and
(v) continuing negotiations with target corporations in related manufacturing and drug-chain businesses, leading to strategic alliances and acquisitions.

Marketing Plan

We believe that we have developed a solid reputation with our suppliers. In the development of our marketing plan, we anticipate building on our current revenue base and developing our product distribution plans based on the following key areas of experience and success:

(i)     strong existing presence in Canada and United States,
(ii) the development of distribution network representation in South America and emerging countries,
(iii) a close working relationship between management and suppliers, distributors and retailers,
(iv)    specialized private labeling for specific customers and markets,
(v)     market penetration in current target markets,
(vi)    acceptance by leading manufacturers and the trade press,
(vii)   a well-tested line of quality products, and
(viii)  quality customer service.

Strategic Alliances

An important part of our marketing strategy is to develop relationships with manufacturers who wish to significantly increase their own product sales through a network of distributors and drug-chains offering high demand products at reasonable prices. We believes we will be able to capitalize on manufacturers' product marketing programs, sales forces and distribution strategies.

Wholesale Operations

In certain non-competitive market situations, it is our intent to wholesale product lines other than those that will carry the HHS label. Because of our large purchasing power, we believe that we have the ability to make large volume purchases of manufacturer's clearance and ends-of-lines and the infrastructure to add bottom line value while levering off of these products.

Competition

We compete with other manufacturers and distributors who offer one or more products competitive with the HHS products. However, we believe that no single competitor serving our markets offers as competitive a product as HHS. Our principal means of competition are our quality, reliability, and value- added services, including delivery and service alternatives. We believe that these attributes combined with technological advances relating to our manufactured and proprietary products are favorable factors in competing with other manufacturers such as:

*       Reheater, USA and Hood Thermo-Pad Canada Ltd, Canada and
*       Prism Enterprise, USA.

Customers

The HHS products are marketed principally to hospitals, nursing homes, physicians, home healthcare and rehabilitation dealers, healthcare product wholesalers and retailers, including drug stores, catalog companies, pharmacies, home-shopping related businesses and certain governmental agencies. We also market and sell our products to the consumer market by distribution into drug store chains, mass merchandisers and department stores. Consumers who purchase from such stores usually do so upon the advice of physicians, hospital discharge planners, nurses or other professionals. We believe that within 18 months we will be able to sell to substantially all significant channels available in North America. In general, the dealers, wholesalers and retailers to whom we market our products also sell other similar products, some of which compete with our products.

Distribution/Dealer Network

We provide same-day and next-day services to our customers through our distribution network. We believe that our ability to continue to grow our revenue base depends in part upon our ability to provide our customers with efficient and reliable service.

Manufacturing and Product Sourcing

Our principal manufactured and proprietary products (that we design and manufacture) include HEALING HEAT SENSATION reusable, portable heating packs. The raw materials include but are not limited to custom formulated Poly Vinal Cloride (PVC), ABS, sodium asitate and water. Our operations rely on just-in-time manufacturing processes. Our inventory requirements is are special order/samples depended. All raw materials aside from the PVC are readily available from any number of suppliers at competitive prices.

Trademarks

We are in the process of registering "ON THE GO" in Canada. The registered trademarks are significant to us because they provide us with name and market recognition for our products and distinguish our proprietary products from our competitors' products.

Governmental Regulation

The healthcare industry is affected by extensive government regulation at the Federal, provincial, and state levels. In addition, through the Ontario Health Insurance Plan ("OHIP"), Medicare, Medicaid and other programs the Federal, provincial, and state governments are responsible for the payment of a substantial portion of the Canadian and United States healthcare expenditures. Changes in regulations and healthcare policy occur frequently and may impact the current results of the growth potential for and the profitability of our products in each market. Although we are not a direct provider under OHIP, Medicare and Medicaid, many of our customers are providers under these programs and depend upon such governmental agency's reimbursements for a portion of their revenue. Changes in regulations may adversely impact our revenues and collections indirectly by reducing the reimbursement rate our customers receive and consequently placing downward pressure on prices charged for our products.

The products we manufacture and market constitute Class I products under FDA regulations. Class I products are generally exempt from pre-marketing testing and other filing requirements with the FDA.

We are considering implementing a quality management system to comply with the requirements of the worldwide quality standards of ISO9000/EN46000 and the MDD 93/42/EEC on a company-wide basis, which will enhance our overall standard quality systems and enable us to comply with European regulatory requirements.

Research and Development

       We have set forth the following goals for the next 12 months and beyond:

*   improve the functions/features of our Heating Pad System.
* extend our product line to include products made from plastic injection moulding. These products include cases for pills, condoms, etc.
* add more functions and features to our current Web site to give our clients the ability to order products or services using the Internet.
* be in a position to meet any unique client requirements for product customization or packaging as needed.

Employees

        As of May 9, 2001, we had 3 full time and 3 subcontractors. Management believes its relations with our employees are good. None of the employees are covered by any collective bargaining agreement. We do not anticipate any significant change to our employee base on the next 12 months.

Property

        We are headquartered in Toronto, Ontario, Canada where we lease a 6,500 square foot facility in support of its marketing, manufacturing and distribution requirements. We pay CAD$2,500 per month pursuant to a 2 year lease that expires in November 2002. We believe this facility is adequate for our needs for the next 4 years.

                                   MANAGEMENT

Directors, Executive Officers, Promoters And Control Persons

        Our executive officers and directors and their ages as of the date of this prospectus are as follows:

Name                            Age         Position (All held as of inception)
--------------------------------------------------------------------------------
Stuart Turk (1)                 32          President,Chairman, CEO and Director

Evan Schwartzberg, BA, CCM      34          Chief Financial Officer

Ralph Magid, B.A.Sc.,           53          Director
MBA, P.Eng, P.E.O

Randal A. Kalpin                40          Director

Carol Segal (1)                 49          Secretary and Treasurer
--------------------------------------------------------------------------------

(1) Ms. Segal is Mr. Turk's aunt.

Biographies of executive officers and directors

Stuart Turk, Chairman, President and CEO. Mr. Turk has been our president since inception. As president, Mr. Turk will be responsible for developing the vision for ongoing growth opportunities and for guiding us through refining its product offering for the marketplace.

After graduating high school, Mr. Turk founded The Cellular Connection Ltd a manufacturer of mounting accessories and packaging for cellular phones. Mr. Turk brings more than 12 years of business experience and technical leadership in manufacturing. He currently serves as the CEO of The Cellular Connection Ltd and has been the driving force behind the expansion of the business to a million dollar concern.

Evan Schwartzberg, BA, CCM. Chief Financial Officer. Currently working for the TD Bank Financial Group as Senior Cash Manager (previously the Manager of Corporate Cash Management of Canada Trust) within the Treasury and Balance Sheet Management group of the Finance Division. Mr. Schwartzberg has a detailed knowledge of the Canadian clearing and payment systems. He engages in short-term Money Market activities and has assisted in wholesale funding programs.

Mr. Schwartzberg has also participated on working groups and committees for both the Canadian Payments Association (CPA) and the Canadian Bankers Association
(CBA). Mr. Schwartzberg holds an Economics degree from the University of Toronto, passed the Canadian Securities Course (CSC), from the Canadian Securities Institute, and earned the Certified Cash Manager (CCM) designation from the Association for Financial Professionals, a US based organization.

Ralph Magid, B.A.Sc., MBA, P.Eng., P.E.O., Director. Mr. Magid has more than 25 years of experience in manufacturing and operations both in Canada and internationally. He has worked with small Canadian owned companies to the large multinational including Motorola and Geac Computers. R&D has been an integral part of Mr. Magid 's responsibilities in his position of Vice President, Operations held with several manufacturing organizations. Mr. Magid holds an Industrial Engineering degree from the University of Toronto and an MBA from York University.

Randal A. Kalpin, Director. Mr. Kalpin is the President and CEO of Compuquest Inc. based in Toronto Canada. Graduating with honors from York University in 1984, Mr. Kalpin would spend the next five years researching computers and their impact on the Canadian business climate.

In 1989, Mr. Kalpin formed Compuquest to address the computer sales and service needs of corporate Canada. Compuquest is one of the largest Canadian suppliers of computer hardware, software, peripherals, and supplies and services a medium to large business clientele that extends across Canada. Supported by such large brand manufacturers as IBM, Compaq, and Hewlett-Packard, Compuquest helps Mr. Kalpin further his ambition of bringing high-quality service and support back into a sales climate that has traditionally placed sole emphasis on price. Corporate Canada has voted Compuquest the #1 Corporate Computer Dealer for the last 4 years in a row. Consequently, Compuquest has received a Gold Consumers Choice Award for Business Excellence for the years 1997/1998, 1998/1999, 1999/2000, and 2000/2001.

Carol Segal, Secretary and Treasurer. Ms. Segal a high school graduate has over 20 years of experience in business and currently is working as a group leisure travel consultant. Ms. Segal's experience and specialty includes the set up and management of the day-to-day activities of a construction development and property management company, negotiation and presentation of offers to lease, and selling and leasing real estate.

Number and Election of Directors

We have three directors: Stuart Turk, Ralph Magid and Randal A. Kalpin. Directors are elected annually.

Outside Directors

We currently have two outside directors. We anticipate adding additional directors as the organization grows. These directors may be compensated with a combination of stock and cash, which may dilute the current stockholders' interests.

Employment Agreements with Key Persons

We are highly dependent on the services of certain key personnel. We presently have no employment agreements with any of our key personnel.

Limitations on Director Liability

Our articles of incorporation provide, as permitted by governing Delaware law, that our directors shall not be personally liable to us or our shareholders for monetary damages relating to a director's position with us, with certain exceptions. In addition, our by-laws provide for mandatory indemnification of director's position with us, with certain exceptions.

To the fullest extent provided by Delaware law, we have entered into comprehensive indemnification agreements with our directors. The SEC believes that this indemnification may not be give for violations of the Securities Act that governs the distribution of our securities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is unenforceable for that reason.

                             EXECUTIVE COMPENSATION

Set forth in the following table is certain information relating to the approximate remuneration we paid during the past fiscal year to our president and each of our most highly compensated executive officers whose total compensation exceeded $100,000.

                           Summary Compensation Table

                                                             Annual Compensation

                                           Year    Salary    Bonus     All Other
                                                                    Compensation
--------------------------------------------------------------------------------
Stuart Turk,
President, Chairman, CEO and Director      2000    $  -0-    $  -0-       $  -0-

                                           2001(1) $80,000   $  -0-       $  -0-
--------------------------------------------------------------------------------

(1)  -0- compensation taken for the six months ended January 31, 2001

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Immediately upon our formation in July 2000, we acquired International Mount Company Limited, a private corporation owned and operated by Stuart Turk. We paid $198 for the assets of International Mount in exchange for all of the outstanding shares of International Mount. In addition, Mr. Turk was given 16,000,000 shares of our common stock in exchange for his shares of International Mount.

Mr. Turk has financed us since our inception through the use of his own personal financial resources. Our financial statements as of January 31, 2001 reflect a loan of $ 58,201 from The Cellular Connection Ltd., a company owned and controlled by Mr. Turk.

                          REPORTS TO SECURITY HOLDERS

Upon completion of this offering, we will be subject to the information requirements of the Securities Exchange Act of 1934, as amended. In accordance with those regulations, we will file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our reports, proxy statements and other information can be inspected and copied at the SEC's Public Reference Room at 450 Fifth Street N.W., Washington D.C. 20549. You can obtain information on the operations of the Public Reference Room by calling the SEC at (800) SEC-0330. Information also is available electronically on the Internet at http://www.sec.gov.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all documents which are incorporated by reference in this prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Written requests for such documents should be directed to On The Go Healthcare, Inc., 85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K. Telephone requests may be directed to us at (905) 760-2987.

We intend to furnish our shareholders with annual reports containing audited financial statements and quarterly reports containing unaudited financial information for the first three quarters of each year.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

Following the offering, officers and directors, as a group, will own 61% of the shares outstanding, giving them the ability to control us.

The following table sets forth information as of January 31, 2001 with respect to (1) each person or entity known to the us to be a beneficial owner of more than five (5%) percent of our voting common stock; (2) each director and named executive officer; and (3) all directors and executive officers as a group.

Name and address     Number of Shares     Percent Owned        Percent Owned
of beneficial owner  Beneficially Owned   Prior to Offering(1) After Offering(2)
--------------------------------------------------------------------------------
Stuart Turk(1)       12,200,000           69%                  61%
--------------------------------------------------------------------------------
All Officers
and Directors as
a group (ONE (1)):   12,200,000           69%                  61%
--------------------------------------------------------------------------------

(1) Based on 17,585,500 shares of common stock outstanding as of the date of this prospectus.
(2)  Based on 20,000,000 shares of common stock outstanding after the offering.
(3) The address of all such persons is in care of On The Go Healthcare, Inc., 85 Corstate Avenue, Unit #1, Concord, Ontario, Canada L4K 4Y2.

                              SELLING STOCKHOLDERS

        The selling stockholders as listed in the attached table, are, as of the date immediately preceding the date of this prospectus, collectively, the beneficial and record holders of 5,658,500 shares of our common stock, all of which are being offered for sale by the selling stockholders. Upon completion of the offering of such shares, the selling stockholders will not own any shares of our common stock. None of the selling stockholders, nor any of their employees or directors, was an officer, director, or employee of ours during the past three years, or had any other relationship with us during such period, other than as an investor or business associate of our president.

        Name                            Number of shares
        ----                            ----------------
        Gerald Sohl                     750,000
        Franca Ibbotson                 300,000
        Geoffre Eiten                   750,000
        Kitty Bahar                     600,000
        Halpern Family Trust            600,000
        IPO Business.com                800,000
        Mayer Amsel                       2,500
        Arthur Andrews                   60,000
        Abe Benitah                      40,000
        Simone Blaine                     1,000
        Joseph Cohen                     39,000
        Tony Diveronica                  20,000
        Jeffrey Essebaq                  11,500
        Evelyn Farber                    20,000
        Amy Feder                        20,000
        Maureen Feder                    20,000
        Julius Grybuc                    10,000
        Mark Halpern                     28,000
        Steven Holzberg                 100,000
        Peter Horansky                   10,000
        Harry Lebovic                   140,000
        Aviva Malleu                      1,000
        Nina Nadler                      10,000
        Shane Nesbitt                    10,000
        Nilesh Patel                     20,000
        Judy Rubinoff                    20,000
        Michael Serruya                 200,000
        Yossi Shalom                     10,000
        Jim Suissa                       30,000
        Michael Tuszynski                 2,500
        Richard Wagman                  200,000
        Walter Wagner                    10,000
        Jack Weinberger                  60,000
        JDH Holdings                    100,000
        Kaylor Investments               40,000
        Richland Capital Management Ltd. 40,000
        Nadav Elituv                    484,000
        Michael Levine                   40,000
        Avi Lusca                        20,000
        Edenbrook                        39,000

                           DESCRIPTION OF SECURITIES

We have authorized 50,000,000 shares of common stock, $.0001 par value per share. There currently are 17,858,500 issued and outstanding shares. Following the offering, there will be 20,000,000 shares issued and outstanding. All shares are of the same class and have the same rights, preferences and limitations.

        Except as provided in this offering, there are no preemptive rights, subscription rights, or redemption provisions relating to the shares and none of the shares carries any liability for further calls. The absence of preemptive rights could result in a dilution of the interest of existing shareholders if additional shares of common stock are issued.

Dividends. Holders of shares are entitled to receive dividends in cash, property or shares when and if dividends are declared by the Board of Directors out of funds legally available therefore. The by-laws impose no limitations on the payment of dividends.

We have never declared or paid a dividend on our common stock. We intend to retain our earnings to finance the growth and development of our business. Payment of future cash dividends on our common stock will be at the discretion of our board of directors and will depend on our earnings, financial condition, cash flows, capital requirements and any other considerations that the board of directors may consider relevant with respect to the payment of dividends.

Voting. A quorum for any meeting of shareholders is a majority of shares then issued and outstanding and entitled to be voted at the meeting. Holders of shares are entitled to one vote per share.

Liquidation, dissolution, winding up. Upon our liquidation, dissolution or winding up, any assets will be distributed to the holders of shares after payment or provision for payment of all our debts, obligations or liabilities.

Transfer agent and registrars. Upon completion of this offering, Intercontinental Registrar and Transfer Agency will be the transfer agent and registrar for our common stock.

                   Common Stock Issued in Private Placements

        On April 20, 2001, we successfully completed a $464,625 private placement of 1,858,500 shares of our common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

        Upon completion of this offering, we will have 20,000,000 shares of common stock outstanding. Of these shares, 7,800,000 will be freely tradeable without restriction under the Securities Act. The remaining 12,200,000 shares held by existing shareholders will be restricted securities as defined in Rule 144 under the Securities Act. Restricted shares may be sold in the public market only if registered under the Securities Act or qualified for an exemption from registration under Rule 144, promulgated under the Securities Act.

        In general, under Rule 144, a person who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell defined limited amounts within any three month period. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and to the availability of certain public information about us.

        There has been no prior market for the common stock and there can be no assurance a significant public market for such securities will develop or be sustained after the offering. Sales of substantial amounts of common stock in the public market could adversely affect the market prices of our securities.

                              PLAN OF DISTRIBUTION

        The securities in this offering will be issued by On The Go. Our officers and directors are offering and selling the shares on behalf of the company for no compensation.

                        Determination Of Offering Price

        We have arbitrarily determined the price of the shares offered pursuant to this prospectus. The price bears no relationship to our book value, assets, net income or other financial or economic criteria. There is no assurance that the trading price will have any relation to the offering price.

                               LEGAL PROCEEDINGS

Neither us nor our officers or directors are a party to any litigation affecting us or our assets or any of our subsidiaries. No such litigation has been threatened, or is known to be contemplated by any person.

                                 LEGAL MATTERS

        The validity of our shares of common stock being offered hereby is being passed upon by Shustak Jalil & Heller, 545 Madison Avenue, New York, New York 10022.

                                    EXPERTS

        The financial statements included in this prospectus, have been audited by Pender Newkirk and Company, independent auditors, and have been included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                           On the Go Healthcare, Inc.

                       Consolidated Financial Statements

                 Six Months Ended January 31, 2001 (Unaudited),
               the Period from June 1, 2000 to July 31, 2000, and
                     the Years Ended May 31, 2000 and 1999







Contents


Independent Auditors' Report on Consolidated Financial Statements.......1

Consolidated Financial Statements:

        Consolidated Balance Sheets as of January 31, 2001
           (Unaudited)and July 31, 2000.................................2
        Consolidated Statements of Operations for the Six
           Months Ended January 31, 2001 and 2000 (Unaudited),
           the Period from June 1, 2000 to July 31, 2000,
           and the Years Ended May 31, 2000 and 1999....................3
        Consolidated Statements of Changes in Stockholders'
           Equity (Deficit)for the Six Months Ended
           January 31, 2001 (Unaudited), the Period from
           June 1, 2000 to July 31, 2000, and the Years
           Ended May 31, 2000 and 1999..................................4
        Consolidated Statements of Cash Flows for the
           Six Months Ended January 31, 2001 and 2000
           (Unaudited), the Period from June 1, 2000
           to July 31, 2000, and the Years Ended
           May 31,2000 and 1999.......................................5-6
        Notes to Consolidated Financial Statements...................7-14

Independent Auditors' Report



Board of Directors
On the Go Healthcare, Inc.
Concord, Ontario
Canada


We have audited the accompanying consolidated balance sheet of On the Go Healthcare, Inc. as of July 31, 2000 and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the period June 1, 2000 to July 31, 2000 and the years ended May 31, 2000 and 1999. These consolidated financial statements are the responsibility of the management of On the Go Healthcare, Inc. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of On the Go Healthcare, Inc. as of July 31, 2000 and the results of its operations and its cash flows for the period June 1, 2000 to July 31, 2000 and the years ended May 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.




Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
April 25, 2001

On the Go Healthcare, Inc.

Consolidated Balance Sheets



                                                          January 31,  July 31,
                                                            2001         2000
                                                          ---------------------
                                                          (Unaudited)
Assets
Current assets:
        Cash and cash equivalents                          $ 188,968
        Inventory                                              7,032
        Prepaid expenses and other current assets              2,360  $     534
                                                           --------------------
Total current assets                                         198,360        534
                                                           --------------------
Property and equipment, net of accumulated depreciation       45,790     30,287
                                                           --------------------
Other assets:
        Deferred offering costs                               42,126
        Capitalized web site development costs                17,799
                                                           --------------------
Total other assets                                            59,925
                                                           --------------------
                                                           $ 304,075  $  30,821
                                                           ====================

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
        Accounts payable                                   $  32,310
        Accrued expenses, including related party of
           $10,830 at July 31, 2000                            1,224  $  12,068
        Current portion of notes payable to related party     13,201
        Income taxes payable                                   4,136      4,450
                                                           --------------------
Total current liabilities                                     50,871     16,518
                                                           --------------------
Notes payable to related parties, net of current portion      45,000     60,568
                                                           --------------------
Stockholders' equity (deficit):
        Common stock; $.0001 par value; 50,000,000 shares
           authorized; 17,337,500 and 16,000,000 shares
           issued and outstanding at January 31, 2001 and
           July 31, 2000, respectively                         1,734      1,600
        Additional paid-in capital                           322,323
        Accumulated other comprehensive income (loss)            610       (339)
        Accumulated deficit                                 (116,463)   (47,526)
                                                           ---------------------
Total stockholders' equity (deficit)                         208,204    (46,265)
                                                           ---------------------
                                                           $ 304,075  $  30,821
                                                           =====================


The accompanying notes are an integral part of the consolidated financial
statements.                                                                 F-2

                           On the Go Healthcare, Inc.

                     Consolidated Statements of Operations


                                             Period from
                        Six Months Ended     June 1, 2000          Year
                           January 31,       to July 31,        Ended May 31,
                      ---------------------               ----------------------
                        2001        2000         2000         2000        1999
                      ----------------------------------------------------------
                     (Unaudited) (Unaudited)

Sales                 $    2,983  $   64,635              $  107,890  $    4,614
Cost of sales                363      27,147                  45,826
                      ----------------------------------------------------------
Gross profit               2,620      37,488                  62,064       4,614
Selling, general
and administrative
expenses                  64,596      16,586  $    2,463      47,584      31,229
                      ----------------------------------------------------------
(Loss) income from
operations               (61,976)     20,902      (2,463)     14,480     (26,615)
                      ----------------------------------------------------------
Other (expense)
income:
  Foreign currency
  exchange                (6,961)                                 17         167
  Management fees                                                         36,613
                      ----------------------------------------------------------
Total other
(expense)income           (6,961)                                 17      36,780
                      ----------------------------------------------------------
Net (loss) income
before income taxes      (68,937)     20,902      (2,463)     14,497      10,165
Income tax expense                     3,072                   3,060       2,273
                      ----------------------------------------------------------
Net (loss) income     $  (68,937)  $  17,830  $   (2,463)     11,437  $    7,892
                      ==========================================================
Net (loss) income
per common share           $(.00)       $.00       $(.00)       $.00        $.00
                      ==========================================================
Weighted average
number of common
shares outstanding    16,301,177  16,000,000  16,000,000  16,000,000  16,000,000
                      ==========================================================

The accompanying notes are an integral part of the consolidated financial
statements.                                                                  F-3

                           On the Go Healthcare, Inc.

      Consolidated Statements of Changes in Stockholders' Equity (Deficit)

                 Six Months Ended January 31, 2001 (Unaudited),
               the Period from June 1, 2000 to July 31, 2000, and
                     the Years Ended May 31, 2000 and 1999


                                                              Common Stock
                                                           --------------------
                                                            Shares    Amount
                                                           --------------------
Balance, July 31, 1998                                          1,200   $   199
Stock dividends on common stock                             1,670,000    11,017
Cash dividends on common stock
Comprehensive income:
        Foreign currency translation adjustment
        Net income for the year
Total comprehensive income
                                                           --------------------
Balance, May 31, 1999                                       1,671,200    11,216
Acquisition and retirement of common stock                 (1,670,000)  (11,017)
Cash dividends on common stock
Comprehensive income:
        Foreign currency translation adjustment
        Net income for the year
Total comprehensive income
                                                           --------------------
Balance, May 31, 2000                                           1,200       199
Adjustment for pooling of interests                        15,998,800     1,401
                                                           --------------------
Balance May 31, 2000, as restated                          16,000,000     1,600
Comprehensive loss:
        Foreign currency translation adjustment
        Net loss for the period
Total comprehensive loss
                                                           --------------------
Balance, July 31, 2000                                     16,000,000     1,600
Common stock issued for cash, net of offering costs
        of $11,918 (unaudited)                              1,337,500       134
Comprehensive loss:
        Foreign currency translation adjustment (unaudited)
        Net loss for the period (unaudited)
Total comprehensive loss (unaudited)
                                                           --------------------
Balance, January 31, 2001 (unaudited)                      17,337,500   $ 1,734
                                                           ====================

The accompanying notes are an integral part of the consolidated financial statements.

                             Accumulated
Additional                      Other           Total
Paid-In      Accumulated    Comprehensive   Stockholders'
Capital      (Deficit)      (Loss) Income   Equity (Deficit)
-------------------------------------------------------------
             $  (2,796)            $  192   $   (2,405)
               (11,017)
               (17,874)                        (17,874)

                                     (338)
                 7,892
                                                 7,554
--------------------------------------------------------------
               (23,795)              (146)     (12,725)
                                               (11,017)
               (31,106)                        (31,106)

                                      606
                11,437
                                                12,043
--------------------------------------------------------------
               (43,464)               460      (42,805)
                (1,599)                           (198)
--------------------------------------------------------------
               (45,063)               460      (43,003)
                                     (799)
                (2,463)
                                                (3,262)
--------------------------------------------------------------
               (47,526)              (339)     (46,265)

$ 322,323                                      322,457

                                      949
               (68,937)
                                               (67,988)
--------------------------------------------------------------
$ 322,323   $ (116,463)            $  610   $  208,204
==============================================================

                           On the Go Healthcare, Inc.

                     Consolidated Statements of Cash Flows

                                               Period from
                            Six Months Ended   June 1, 2000
                               January 31,      to July 31,  Year Ended May 31,
                         ---------------------               ------------------
                            2001       2000        2000       2000       1999
                         ------------------------------------------------------
                         (Unaudited) (Unaudited)

Operating activities
Net (loss) income        $ (68,937) $   17,830 $  (2,463)  $  11,437 $    7,892
                         ------------------------------------------------------
Adjustments to reconcile
  net (loss) income to
  net cash and cash
  equivalents provided
 (used) by operating
  activities:
    Depreciation and
    amortization             8,426       3,113                 5,833      1,129
   (Increase) decrease in:
      Inventory             (7,008)
      Prepaid expenses
      and other
        current assets      (1,821)                 (198)        667
    Increase (decrease)in:
      Accounts payable       7,365      27,146
      Accrued expenses     (10,768)      5,656      (130)      5,155      2,810
      Income taxes payable    (237)      2,133                 2,125         53
                           ----------------------------------------------------
Total adjustments           (4,043)     38,048      (328)     13,780      3,992
                           ----------------------------------------------------
Net cash and cash
  equivalents (used)
  provided by operating
  activities               (72,980)     55,878    (2,791)     25,217     11,884
                           ----------------------------------------------------
Investing activities
  Acquisition of equipment (17,293)
  Loan receivable, related
  party                                  8,792                 7,299     11,043
                           ----------------------------------------------------
  Net cash (used) provided
  by investing activities  (17,293)      8,792                 7,299     11,043
                           ----------------------------------------------------
Financing activities
  Deferred offering costs  (42,126)
  Dividends on common stock            (22,841)              (31,106)   (17,874)
  Proceeds from issuance
  of common stock          322,457
 (Payments on) proceeds
    from loan payable
    to related party          (769)    (22,328)    1,366      11,162    (11,853)
  Acquisition and retirement
    of common stock                    (11,017)              (11,017)
                           ----------------------------------------------------
  Net cash and cash
    equivalents provided
   (used) by financing
    activities             279,562     (56,186)    1,366     (30,961)   (29,727)
                           ----------------------------------------------------
Effect of exchange rate
  changes on cash and
  cash equivalents           (321)        (148)       30        (356)       (35)
                           ----------------------------------------------------

The accompanying notes are an integral part of the consolidated financial
statements.                                                                  F-5

                           On the Go Healthcare, Inc.
                     Consolidated Statements of Cash Flows

                                               Period from
                            Six Months Ended   June 1, 2000
                               January 31,      to July 31,  Year Ended May 31,
                         ---------------------               ------------------
                            2001       2000        2000       2000       1999
                         ------------------------------------------------------
                         (Unaudited) (Unaudited)

Net increase (decrease)
  in cash and cash
  equivalents             188,968        8,336    (1,395)      1,199     (6,835)

Cash and cash equivalents
  at beginning of year          0        2,494     1,395         196      7,031
                         ------------------------------------------------------
Cash and cash equivalents
  at end of year         $188,968     $ 10,830   $     0    $  1,395    $   196
                         ======================================================
Supplemental disclosures
  of cash flow information
  and noncash investing
  and financing activities:

    Cash paid for income
      taxes              $    237     $      0   $     0    $    935    $ 2,220
                         ======================================================

      During the six months ended January 31, 2001, the Company incurred $24,919 of payables for the acquisition of computer software of $7,120 and web site development costs of $17,799.

      During the period June 1, 2000 to July 31, 2000, the Company issued 16,000,000 shares at a par value of $.0001 per share in connection with the acquisition of the common stock of The International Mount Company LTD (see Note 1).

      During the year ended May 31, 2000 and the six months ended
      January 31, 2001, the Company acquired equipment of $33,280 from a related party via the issuance of a note payable of the same amount.

      During the year ended May 31, 1999, the Company issued 1,670,000 shares of common stock for a stock dividend of $11,017.






The accompanying notes are an integral part of the consolidated financial
statements.                                                                  F-6

                           On the Go Healthcare, Inc.

                   Notes to Consolidated Financial Statements

                 Six Months Ended January 31, 2001 (Unaudited),
               the Period from June 1, 2000 to July 31, 2000, and
                     the Years Ended May 31, 2000 and 1999

1.      Background Information and Business Acquisition

On the Go Healthcare, Inc. ("On the Go") is a Delaware corporation incorporated on July 21, 2000. The International Mount Company LTD ("International Mount") was incorporated under the laws of Canada in August 1993. On July 21, 2000, On the Go acquired International Mount in a business combination accounted for in a manner similar to a pooling of interests. International Mount became a wholly owned subsidiary of On the Go via a cash payment of $198, and the exchange of 16,000,000 shares of common stock of On the Go for all of the outstanding stock of International Mount. The accompanying consolidated financial statements are based on the assumption that the companies were combined for all periods presented.

The consolidated financial statements present the accounts of On the Go Healthcare, Inc. and its wholly owned subsidiary The International Mount Company LTD. The consolidated entities will hereinafter be referred to as the Company. All significant intercompany accounts and transactions have been eliminated.

The Company's current principal line of business is the manufacturing and distribution of healthcare products throughout the world. The Company's target customers include hospitals, nursing homes, physicians, home healthcare, and rehabilitation re- distributors, as well as wholesalers and retailers of healthcare products. The corporate headquarters is located in Ontario, Canada. Prior to the business acquisition, the principal line of business of International Mount was the wholesaling of mounts for cellular phone connections.

2.      Significant Accounting Policies

The significant accounting policies followed are:

The consolidated financial statements as of January 31, 2001 and for the six months ended January 31, 2001 and 2000 are unaudited. In the opinion of management, all adjustments consisting only of normal recurring adjustments necessary for a fair statement of (a) the results of operations for the six-month periods ended January 31, 2001 and 2000, (b) the financial position at January 31, 2001, and (c) cash flows for the six-month periods ended January 31, 2001 and 2000, have been made.

        The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           On the Go Healthcare, Inc.

                   Notes to Consolidated Financial Statements

                 Six Months Ended January 31, 2001 (Unaudited),
               the Period from June 1, 2000 to July 31, 2000, and
                     the Years Ended May 31, 2000 and 1999



2.      Significant Accounting Policies (continued)

        Effective May 31, 1999, International Mount changed its fiscal year-end from July 31st to May 31st. The consolidated financial statements for the year ended May 31, 1999 present the financial information for the 10- month period August 1, 1998 to May 31, 1999. As there was minimal financial activity for the months of June and July 1998, this presentation does not have a material impact on the May 31, 1999 consolidated financial statements.

        Cash equivalents consist of all highly liquid debt instruments purchased with a maturity of three months or less.

                The majority of cash is maintained with two major financial institutions in Canada. Deposits with these banks may exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.

        Inventory, consisting mainly of finished healthcare products, is stated at the lower of cost (determined on a specific item basis) or market.

        Plant and equipment are recorded at cost. Depreciation is calculated by the declining-balance and straight-line methods over the estimated useful lives of the assets, ranging generally from one to six years. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When plant and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations.

        The Company follows Statement of Financial Accounting Standards Board No. 121 (SFAS No. 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. In performing the review of recoverability, the Company estimates the future cash flows that are expected to result from the use of the assets and their eventual disposition. Because events and

                           On the Go Healthcare, Inc.

                   Notes to Consolidated Financial Statements

                 Six Months Ended January 31, 2001 (Unaudited),
               the Period from June 1, 2000 to July 31, 2000, and
                     the Years Ended May 31, 2000 and 1999



2.      Significant Accounting Policies (continued)

        circumstances frequently do not occur as expected, there will usually be differences between the estimated and actual future cash flows, and these differences may be material.

        The Company accounts for web site development costs in accordance with FASB Emerging issues Task Force Issue No. 00-2. This pronouncement concludes that costs related to web site planning activities should be charge to operations as incurred; costs incurred in the web site application and infrastructure development stage should normally be accounted for pursuant to Statement of Position 98-1, "Accounting for the Costs of Software to be Developed for Internal Use" (SOP 98-1); fees incurred for web site hosting should be charged to operations over the period of benefit; and costs incurred in the operating stage should generally be expensed immediately.

SOP 98-1 provides guidance on accounting for costs of computer software developed for internal use. Costs associated with software developed or obtained for internal use are capitalized when both the preliminary project stage is completed and the Company's management has authorized further funding of the project that it deems probable will be completed and used to perform the function intended. Capitalized costs include only (1) external direct costs of materials and services used in developing or obtaining internal- use software,
(2) payroll and payroll related costs for employees who are directly associated with and who devote time to the internal use software project, and (3) interest costs incurred, when material, while developing internal use software. Capitalization of such costs ceases no later than the point at which the project is substantially complete and is ready for its intended purpose.

        Software development costs, once completed, will be amortized over the expected life of the product. Research and development costs and other computer software maintenance costs related to software development are expensed as incurred. For the six months ended January 31, 2001, the Company capitalized $17,799 of costs related to development of the Company's web site. These costs are not yet being amortized as the development of the web site is not substantially complete or ready for its intended purpose.

                           On the Go Healthcare, Inc.

                   Notes to Consolidated Financial Statements

                 Six Months Ended January 31, 2001 (Unaudited),
               the Period from June 1, 2000 to July 31, 2000, and
                     the Years Ended May 31, 2000 and 1999



2.      Significant Accounting Policies (continued)

        The Company follows Statement of Financial Accounting Standards No. 130 (SFAS No. 130), "Reporting Comprehensive Income." SFAS No. 130 established standards for the reporting and display of comprehensive income (net income and other comprehensive income) and its components in consolidated financial statements. Other comprehensive income consists of foreign currency translation adjustments associated with the translation of the functional currencies of International Mount (Canadian dollars) into the reporting currency of On the Go (U.S. dollars).

        Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the consolidated financial statements carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that included the enactment date.

        Basic earnings (loss) per common share is calculated by dividing net earnings (loss) by the average number of common shares outstanding during the year. Diluted earnings (loss) per common share is calculated by adjusting outstanding shares, assuming conversion of all potentially dilutive stock options. There are no potentially dilutive stock options outstanding for the periods presented.

        The Company recognizes revenue when title of goods passes to the customer (generally upon shipment).

        Advertising costs (except for costs associated with direct-response advertising) are charged to operations when the advertising first takes place. The costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Advertising expense for the six months ended January 31, 2001 and 2000 (unaudited) amounted to $992 and $0, respectively. Advertising expense for the period June 1, 2000 to July 31, 2000 and the years ended May 31, 2000 and 1999 amounted to $0, $5,683, and $0, respectively.

                           On the Go Healthcare, Inc.

                   Notes to Consolidated Financial Statements

                 Six Months Ended January 31, 2001 (Unaudited),
               the Period from June 1, 2000 to July 31, 2000, and
                     the Years Ended May 31, 2000 and 1999



3.      Plant and Equipment

Plant and equipment consist of:

                                        January 31,            July 31,
                                           2001                  2000
                                        -------------------------------
                                        (Unaudited)
        Machinery and equipment         $    38,066         $    33,168
        Office equipment                      8,888
        Computer software                    10,122
        Leasehold improvements                4,941               5,027
                                        -------------------------------
                                             62,017              38,195
        Less accumulated depreciation        16,227               7,908
                                        -------------------------------
                                        $    45,790         $    30,287
                                        ===============================


4.      Notes Payable and Other Related Party Transactions

During the year ended May 31, 2000 and the six months ended January 31, 2000 (unaudited), the Company acquired equipment totaling $33,280 from a company affiliated by common ownership via the issuance of a note payable. Also during the year ended May 31, 2000 and 1999, the Company received advances of $33,426 and $11,043, respectively from the same related company.

Notes payable to related parties at January 31, 2001 and July 31, 2000 in the amounts of $58,201 and $60,568 consist of amounts due to stockholders and affiliated companies for the above related party transactions and advances. These notes are non-interest bearing and unsecured. As of January 31, 2001, $13,201 of the balance is expected to be repaid prior to January 1, 2002 and is included in current liabilities on the accompanying consolidated balance sheets. The remaining balance of $45,000 is not required to be repaid prior to February 1, 2002.

During the six months ended January 31, 2001 (unaudited) and the years ended May 31, 2000 and 1999, the Company paid consulting fees of $4,546, $6,792, and $3,958, respectively, to an individual related to the Company's majority stockholder. Included in accrued expenses at July 31, 2000 is $10,830 related to these consulting fees.

                           On the Go Healthcare, Inc.

                   Notes to Consolidated Financial Statements

                 Six Months Ended January 31, 2001 (Unaudited),
               the Period from June 1, 2000 to July 31, 2000, and
                     the Years Ended May 31, 2000 and 1999



4.      Notes Payable and Other Related Party Transactions (continued)

During the year ended May 31, 1999, the Company provided management services for a fee of $36,613 to a company affiliated by common ownership. There was no specific agreement relating to the provision of these services.

During the year ended May 31, 1999, the Company shared office space with a company affiliated by common ownership. For the year ended May 31, 1999, total rent paid to the landlord on behalf of the affiliated company amounted to $18,301.

The above terms and amounts are not necessarily indicative of the terms and amounts that would have been incurred had comparable transactions been entered into with independent parties.


5.      Common Stock

During the six months ended January 31, 2001 (unaudited), the Company issued 1,337,500 shares of its common stock for proceeds of $322,457, net of offering costs of $11,918, under a private placement offering. Under the offering, the Company can issue a maximum of 4,000,000 shares of its common stock at a price of $.25 per share.

Subsequent to January 31, 2001 (unaudited), an additional 521,000 shares of common stock for gross proceeds of $130,250 were issued in connection with the private placement offering. The offering was closed on April 20, 2001.


6.      Lease Commitments

The Company leases its operating facility under a non-cancelable operating lease expiring in November 2002. Future minimum rental payments required under this lease total $16,578 as of January 31, 2001 (unaudited).

Rent expense amounted to $8,289 and $3,475 for the six-months ended January 31, 2000 and 1999 (unaudited), respectively. Rent expense amounted to $0, $10,635, and $9,151 for the period June 1, 2000 to July 31, 2000 and the years ended May 31, 2000 and 1999, respectively.

                           On the Go Healthcare, Inc.

                   Notes to Consolidated Financial Statements

                 Six Months Ended January 31, 2001 (Unaudited),
               the Period from June 1, 2000 to July 31, 2000, and
                     the Years Ended May 31, 2000 and 1999



7.      Income Taxes

On the Go Healthcare, Inc. is a corporation that reports and files a U.S. corporation business tax return. The Company's wholly owned subsidiary, The International Mount Company LTD, is a corporation that reports and files its corporate business tax return with the Canada Customs and Revenue Agency, which governs the administration of income taxes for Canada.

 The components of the provision for income tax expense consist of:

                                               Period from
                            Six Months Ended   June 1, 2000
                               January 31,      to July 31,  Year Ended May 31,
                         ---------------------               ------------------
                            2001       2000        2000       2000       1999
                         ------------------------------------------------------
                        (Unaudited) (Unaudited)
        Federal           $    0      $    0       $  0     $    0     $     0
        State and local        0           0          0          0           0
        Foreign                0       3,072          0      3,060       2,273
                         -----------------------------------------------------
        Total             $    0      $3,072       $  0     $3,060     $ 2,273
                         =====================================================

The Company has a U.S. income tax operating loss carryforward of approximately $69,000 that expires in the year 2021. This loss gives rise to a deferred tax of approximately $27,600 at January 31, 2001. Management has determined that it is more likely than not that the Company will not realize the deferred tax asset and, therefore, has established a valuation allowance equal to the amount of the deferred tax asset at January 31, 2001 as follows:

===============================================================================
        Deferred tax asset                                            $ 27,600
        Valuation allowance                                            (27,600)
                                                                      --------
                                                                      $      0
                                                                      ========
===============================================================================

                           On the Go Healthcare, Inc.

                   Notes to Consolidated Financial Statements

                 Six Months Ended January 31, 2001 (Unaudited),
               the Period from June 1, 2000 to July 31, 2000, and
                     the Years Ended May 31, 2000 and 1999



7.      Income Taxes (continued)

The principal reason that the aggregate income tax provision is different from that computed by using the U.S. statutory rate of 34 percent is as follows:

                                               Period from
                            Six Months Ended   June 1, 2000
                               January 31,      to July 31,  Year Ended May 31,
                         ---------------------               ------------------
                            2001       2000        2000       2000       1999
                         ------------------------------------------------------
                         (Unaudited)(Unaudited)
       Tax at U.S.
         statutory rate  ($ 23,439)  $  7,107   ($  838)    $4,929      $3,456
       Changes in tax
         resulting
           from foreign
             income
           tax at rates
             other than
           U.S. statutory
             rate           (4,161)    (4,035)     (147)    (1,869)     (1,183)
       Increase in valuation
         allowance          27,600          0       985          0           0
                           ---------------------------------------------------
       Income tax provision $    0  $  3,072     $    0     $3,060      $2,273
                           ===================================================

                                                     __________________________

_________________________________________
                                                      ON THE GO HEALTHCARE,INC.
   No dealer, salesman or any other person                2,141,500 Shares of
has been authorized to give any information                   Common Stock
or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by On the Go Healthcare, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such offer or solicitation. Neither the delivery of this Prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create an implication that the information herein is correct as of any time subsequent to the date of the Prospectus.


                _____________________



   Until ______________, 2001 all dealers
effecting transactions in the registered
securities, whether or not participating                _____________
in the distribution thereof, may be
required to deliver a Prospectus. This                   PROSPECTUS
is in addition to the obligation of dealers
to deliver a Prospectus when acting as                  _____________
Underwriters and with respect to their
unsold allotment or subscriptions.

                                                ___________________, 2001

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.   Indemnification of Directors and Officers

        Please refer to "MANAGEMENT - Limitations on Director Liability."

Item 25.   Other Expenses of Issuance and Distribution

        The following table sets forth the various costs and expenses in connection with the sale and distribution of the common stock being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the NASD filing fees.

                                                          Amount to
                                                            Be paid
        SEC Registration Fee                            $    487.49
        NASD filing fee                                 $    500
        OTC Bulletin Board fees                         $    812.51
        Printing expenses                               $  4,000
        Legal fees and expenses                         $  8,000
        Accounting fees and expenses                    $  8,000
        Transfer agent                                  $  1,500
        Blue sky fees and expenses                      $    500
        Stock certificates                              $    200
        Miscellaneous                                   $  1,000

        Total                                           $ 25,000

Item 26.   Recent Sales of Unregistered Securities

        From the period since inception to the date of the prospectus, we have sold the following unregistered securities:

        July 21, 2000 We issued 16,000,000 shares of our common stock, par value $.0001 to the then shareholder of all of the issued and outstanding shares of International Mount, our President, Mr. Stuart Turk. Mr. Turk subsequently gifted 3,800,000 shares from his 16,000,000 shares to the persons identified below.

        Name                                              Number of shares
        Gerald Sohl                                       750,000
        Franca Ibbotson                                   300,000
        Geoffre Eiten                                     750,000
        Kitty Bahar                                       600,000
        Halpern Family Trust                              600,000
        IPO Business.com                                  800,000

        April 20, 2001 We issued 1,858,500 shares of our common stock, par value $.0001 to the investors identified below in connection with a private placement of 4,000,000 of such securities at an offering price of $0.25 per share which was exempt from registration pursuant to Rule 506.

        Name                                              Number of shares
        Mayer Amsel                                         2,500
        Arthur Andrews                                     60,000
        Abe Benitah                                        40,000
        Simone Blaine                                       1,000
        Joseph Cohen                                       39,000
        Tony Diveronica                                    20,000
        Jeffrey Essebaq                                    11,500
        Evelyn Farber                                      20,000
        Amy Feder                                          20,000
        Maureen Feder                                      20,000
        Julius Grybuc                                      10,000
        Mark Halpern                                       28,000
        Steven Holzberg                                   100,000
        Peter Horansky                                     10,000
        Harry Lebovic                                     140,000
        Aviva Malleu                                        1,000
        Nina Nadler                                        10,000
        Shane Nesbitt                                      10,000
        Nilesh Patel                                       20,000
        Judy Rubinoff                                      20,000
        Michael Serruya                                   200,000
        Yossi Shalom                                       10,000
        Jim Suissa                                         30,000
        Michael Tuszynski                                   2,500
        Richard Wagman                                    200,000
        Walter Wagner                                      10,000
        Jack Weinberger                                    60,000
        JDH Holdings                                      100,000
        Kaylor Investments                                 40,000
        Richland Capital Management Ltd.                   40,000
        Nadav Elituv                                      484,000
        Michael Levine                                     40,000
        Avi Lusca                                          20,000
        Edenbrook                                          39,000

Exhibits

         2.1  Sole Director Resolution Int'l Mount
         2.2  Board Resolution On The Go
         3.1  Articles of Incorporation On The Go
         3.2  Articles Of Incorporation Int'l Mount
         3.3  Articles Of Amendment Int'l Mount
         3.4  By-laws On The Go
         3.5  By Laws Int'l Mount Pages 1-19
         3.6  By Laws Int'l Mount Borrowing
         4.1  Stock Specimen
        10.1  Lease On The Go
        23.1  PNC Consent of Independent Auditors
        23.2  Opinion regarding legality of shares *
        27.1  Financial Data Schedule

* To be filed by Amendment

Undertakings

(a)(1) To file, during any period in which it offers or sells securities, post-effective amendments to this registrations statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.
        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
        (iii) Include any additional or changed material information on the plan of distribution.

(b)  Acceleration of Effectiveness

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suite, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such time.

(c)  Rule 430A

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Concord, Province Ontario, Country of Canada, on May 22, 2001.

                                                    ON THE GO HEALTHCARE, INC.

                                              By:/s/ Stuart Turk
                                              --------------------------------
                                              Stuart Turk, President


        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and in the dates stated:


Signature                       Title                                   Date
Date

By:/s/ Stuart Turk                                                     5/22/01
------------------------        President, Chief Executive Officer,    -------
Stuart Turk                     Chairman and Director

By:/s/ Evan Schwartzberg        Chief Financial Officer                5/22/01
------------------------                                               -------
Evan Schwartzberg

By:/s/ Ralph Magid              Director                               5/22/01
------------------------                                               -------
Ralph Magid

By:/s/ Randal A. Kalpin         Director                               5/22/01
------------------------                                               -------
Randal A. Kalpin